UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 23, 2015, the Board of Directors (the “Board”) of United Natural Foods, Inc. (the “Company”) approved the amendment and restatement of the Company’s amended and restated bylaws, as amended (the “Bylaws”), effective immediately. The amendments to the Bylaws include the adoption of a new proxy access right for eligible stockholders and changes to advance notice provisions.

Section 1.15 of the Bylaws has been added to permit an eligible stockholder, or an eligible group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board subject to certain limitations, if such nominating stockholders and nominees satisfy the applicable bylaw requirements.  Pursuant to Section 1.15(f) of the Bylaws, the foregoing proxy access right is subject to the procedural and disclosure requirements in Section 1.10 of the Bylaws.

Section 1.10 and Section 1.11 of the Bylaws were amended to change the deadline for advance notice of stockholders’ director nominations (other than nominations under the Bylaws’ new proxy access provisions) and stockholder proposals (other than proposals made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934) to be properly brought before a meeting of stockholders.  For annual meetings, notice of a stockholder’s director nomination or a stockholder proposal generally shall be not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting. For special meetings, notice of a stockholder’s director nomination or a stockholder proposal generally shall be not later than the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day, prior to the special meeting, or if later, the tenth (10th) day following the date that public disclosure of the date of the meeting was first made.

Various other amendments to the Bylaws were made, including additions in Section 1.13 regarding the administration of stockholder meetings, additions in Section 1.10, Section 1.11 and the addition of a new Section 1.14 regarding the procedural and disclosure requirements for director nominations and stockholder proposals, and other miscellaneous clarifications to the language of the Bylaws, including changes to Section 1.5, which was revised to reflect that a list of stockholders entitled to vote at any meeting of the stockholders would be available for review at the Company’s principal place of business, rather than the location of the meeting as was previously required, for the requisite number of days prior to the meeting.

The foregoing description of the Company’s Bylaws is qualified in all respects by reference to the text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of United Natural Foods, Inc., effective October 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Michael P. Zechmeister
Name:	Michael P. Zechmeister
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date:    October 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of United Natural Foods, Inc., effective October 23, 2015.